Exhibit 32.1

CERTIFICATION PURSUANT TO

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Embarcadero Technologies, Inc. (the Company ) on Form 10-Q/A for the period ended June 30, 2004, as filed with the Securities and Exchange Commission on the date hereof (the Report ), I, Stephen Wong, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By:	/s/ Stephen Wong
Stephen Wong
President and Chief Executive Officer
Date: January 18, 2005